                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Dresser Industries, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement) Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
  * Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            DRESSER INDUSTRIES, INC.
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 16, 1995
                             ---------------------

TO THE SHAREHOLDERS:

    The Annual Meeting of Shareholders of Dresser Industries, Inc., a Delaware corporation, will be held at the Pavilion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas on Thursday, March 16, 1995, at 10:00 a.m., for the following purposes:

    1. To elect thirteen Directors to serve for the ensuing year or until their successors are elected and qualified.

    2. To consider and approve amendments to the Dresser Industries, Inc. 1992 Stock Compensation Plan.

    3.  To consider and approve the 1995 Executive Incentive Compensation Plan.

    4. To act upon the shareholder proposal as described in the attached Proxy Statement.

    5. To transact any other business as properly may come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business January 27, 1995, are entitled to notice of and to vote at the meeting or any adjournment thereof.

    We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important -- as is the vote of every shareholder -- and the Board of Directors of the Company appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

                                           By order of the Board of Directors

                                           REBECCA R. MORRIS
                                           VICE PRESIDENT -- CORPORATE COUNSEL
                                            AND SECRETARY
February 6, 1995

                            DRESSER INDUSTRIES, INC.
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201

                                FEBRUARY 6, 1995

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited on behalf of the Board of Directors of Dresser Industries, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held Thursday, March 16, 1995, at 10:00 a.m. at the Pavilion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas and at any and all adjournments of the meeting.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The close of business January 27, 1995, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At January 27, 1995, the Company had outstanding and entitled to vote at the meeting 184,228,395 shares of Common Stock. Each share entitles the holder to one vote.

    Any shareholder giving a proxy for the meeting may revoke it prior to the voting thereof on any matter (without affecting, however, any vote taken prior to revocation) by written notice to the Secretary of the Company.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The Company knows of no person or group believed to own beneficially more than 5% of any class of the Company's outstanding voting securities.

    The following table states the number of shares of Common Stock of the Company owned by each current Director and nominee, each of the executive officers named in the Summary Compensation Table, and by all Directors and executive officers as a group as of January 4, 1995.

The number of shares beneficially owned by all Directors and executive officers as a group represented less than 1% of the outstanding shares. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

NAMES                                                     NUMBER OF SHARES
- ------------------------------------------------  ---------------------------------
William E. Bradford.............................      124,165  (Note A)
James L. Bryan..................................       97,698  (Note A)
Samuel B. Casey, Jr.............................        6,022
Lawrence S. Eagleburger.........................          894
Sylvia A. Earle.................................          -0-
Rawles Fulgham..................................       16,000
John Gavin......................................        8,822
Ray L. Hunt.....................................      146,733  (Note B)
J. Landis Martin................................      201,979
John J. Murphy..................................      409,020  (Note A)
Lionel H. Olmer.................................        7,442
Jay A. Precourt.................................        3,500
Bill D. St. John................................      151,991  (Note A)
Donald C. Vaughn................................       85,313  (Note A)
Richard W. Vieser...............................       15,318
All Directors, Nominees and executive officers
 as a group (23 persons)........................    1,600,228  (Notes A and C)

    The above information does not include contingent stock units credited to accounts in the Company's Deferred Compensation Plan which are considered beneficially owned "derivative securities" for purposes of Section 16 of the Securities Exchange Act of 1934 but not considered beneficially owned for purposes of this proxy statement. At January 4, 1995, a total of 4,171; 75,637; 92,493; and 23,798 stock units were credited to the accounts of Messrs. Bradford, Murphy, St. John and Vaughn, respectively, and 242,438 stock units were credited to the accounts of all executive officers as a group.

    NOTE A: Shares shown include stock options issued under the Company's 1982 Stock Option Plan and 1992 Stock Compensation Plan which are exercisable on or within sixty days after January 4, 1995 to purchase a number of shares of the Company's Common Stock which together with related restricted incentive stock awards under the 1989 Restricted Incentive Stock Plan and 1992 Stock Compensation Plan total 72,037; 87,468; 262,575; 105,212; and 84,563 for Messrs.
Bradford, Bryan, Murphy, St. John and Vaughn, respectively, and 891,665 for all Directors and executive officers as a group. Under the Rules of the Securities and Exchange

Commission, such shares are considered to be beneficially owned for the purpose of this Proxy Statement. For the purpose of calculating percentage ownership, such shares were also considered to be outstanding.

    NOTE B: Shares shown include 79,993 shares, in which Mr. Hunt disclaims beneficial interest, owned by trusts for the benefit of his children. Mr. Hunt and/or his wife serve as members of an advisory board or trustee for each trust.

    NOTE C: Mr. Paul M. Bryant, Vice President -- Human Resources of the Company, is Trustee of the Company's Stock Purchase Plan which, as of January 27, 1995, owned of record 950,084 shares of Common Stock of the Company. Mr. Bryant disclaims any beneficial ownership of the shares held by him as Trustee for the participants of the Stock Purchase Plan. Under terms of the Plan, the Trustee has discretionary voting authority as to shares allocated to accounts of Participants from whom he does not timely receive voting instructions.

                             ELECTION OF DIRECTORS

    At the meeting, thirteen Directors are to be elected, each to hold office for one year or until a successor is elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted for the election of the thirteen nominees named below. All nominees were previously elected by the shareholders, except Dr. Sylvia A. Earle, who is nominated to replace A. Kenneth Pye who died on July 11, 1994. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

    The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of Directors. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the shareholders meeting and whether nominees have received the vote of a plurality of shares present at the meeting.

    The following includes certain information concerning the nominees furnished by them to the Company.

                                                                                            YEAR FIRST
                                      BUSINESS EXPERIENCE DURING PAST 5 YEARS AND            ELECTED
         NAME (AGE)                                OTHER INFORMATION                         DIRECTOR
- ----------------------------  ------------------------------------------------------------  ----------
William E. Bradford (60)      President and Chief Operating Officer of the Company since       1992
                               March 1992; President and Chief Executive Officer of
                               Dresser-Rand Company, February 1988 - March 1992; Senior
                               Vice President - Operations of the Company, March 1984 -
                               March 1992. Director, Diamond Shamrock, Inc. and Oryx
                               Energy Company.
Samuel B. Casey, Jr. (67)     Chairman of the Board, Dixon Ticonderoga Company,                1983
                               manufacturer and marketer of writing products, Vero Beach,
                               Florida, October 1985 until retirement February 1989.
                               Director, Dixon Ticonderoga Company; INDRESCO Inc.; and
                               Northbrook, Inc., a Division of JMB, Inc.
Sylvia A. Earle, Ph.D. (59)   Founder, Director, Deep Ocean Engineering, Inc., designer      Nominee
                               and manufacturer of underwater equipment, San Leandro,
                               California, since 1981; President, Chief Executive Officer and Chairman 1988-1990; President, Deep Ocean Exploration
                               and Research, Inc., a consulting firm, Oakland, California, since 1992; Chairman, Sea Change Trust and the Caribbean
                               Marine Research Center, non-profit organization for
                               scientific research, Covington, Virginia, since 1993; Chief
                               Scientist, National Oceanic and Atmospheric Administration,
                               1990-1992, Advisor to the Administrator, 1992-1993.
Lawrence S. Eagleburger (64)  Senior Foreign Policy Advisor, Baker, Donelson, Bearman &        1993
                               Caldwell since January 1993; United States Secretary of
                               State, Department of State, December 1992 - January 1993;
                               Acting Secretary of State, Department of State, August 1992
                               - December 1992; Deputy Secretary of State, Department of
                               State, February 1989 - August 1992; President, Kissinger
                               Associates,

                                                                                            YEAR FIRST
                                      BUSINESS EXPERIENCE DURING PAST 5 YEARS AND            ELECTED
         NAME (AGE)                                OTHER INFORMATION                         DIRECTOR
- ----------------------------  ------------------------------------------------------------  ----------
                               New York, New York, provider of strategic consulting
                               services to international companies, September 1984 -
                               January 1989. Director, Jefferson Bankshares; Phillips
                               Petroleum Company; Stimsonite; and Universal Corporation.
Rawles Fulgham (67)           Senior Advisor, Merrill Lynch & Co., Inc., financial             1975
                               services, Dallas, Texas, since September 1989; Executive
                               Director, Merrill Lynch Private Capital, Inc., private
                               financings, Dallas, Texas, August 1982 - September 1989.
                               Director, BancTec, Inc.; INDRESCO Inc.; NCH Corporation;
                               and Republic Financial Services, Inc.
John A. Gavin (63)            For more than five years, Chairman of the Board, President,      1986
                               and Chief Executive Officer, Gamma Services International,
                               venture capital & international consulting firm, Los
                               Angeles, California. Director, Atlantic Richfield Company;
                               Pinkerton, Inc.; and WireKraft Holdings.
Ray L. Hunt (51)              For more than five years, Chairman of the Board and Chief        1984
                               Executive Officer, Hunt Oil Company, oil and gas
                               exploration and development, Dallas, Texas; Chairman of the
                               Board, Chief Executive Officer, and President, Hunt
                               Consolidated, Inc., Dallas, Texas; Chairman of the Board,
                               Chief Executive Officer and President, RRH Corporation,
                               Dallas, Texas. Director, Brinker International, Inc.
J. Landis Martin (49)         For more than five years, President and Chief Executive          1994
                               Officer of NL Industries, Inc., a manufacturer and marketer of titanium dioxide pigments and specialty chemicals;
                               Chairman of

                                                                                            YEAR FIRST
                                      BUSINESS EXPERIENCE DURING PAST 5 YEARS AND            ELECTED
         NAME (AGE)                                OTHER INFORMATION                         DIRECTOR
- ----------------------------  ------------------------------------------------------------  ----------
                               the Board and Chief Executive Officer of Baroid
                               Corporation, a wholly owned subsidiary of the Company
                               effective January 21, 1994 (and its predecessor) August
                               1990 - January 1994; Chairman of Tremont Corporation, an
                               integrated producer of titanium metals, since August 1990,
                               Chief Executive Officer since 1988 and President since
                               1987. Director, NL Industries, Inc.; Tremont Corporation;
                               and Apartment Investment and Management Corporation (a real estate investment trust).
John J. Murphy (63)           Chairman of the Board and Chief Executive Officer of the         1982
                               Company since August 1983; President of the Company, August
                               1982 - March 1992. Director, PepsiCo Inc.; Kerr-McGee
                               Corporation; and NationsBank Corporation.
Lionel H. Olmer (60)          Partner, Paul, Weiss, Rifkind, Wharton & Garrison, law firm,     1986
                               Washington, D.C., since June 1985. Under Secretary of
                               Commerce for International Trade, United States Department
                               of Commerce, 1981 - 1985. Director, SIPEX Corporation;
                               International Rescue Committee; Richard M. Nixon Center for
                               Peace and Freedom.
Jay A. Precourt (57)          For more than five years, Vice Chairman and Chief Executive      1994
                               Officer of Tejas Gas Corporation, a natural gas pipeline
                               company. Director, Apache Corporation, Founders Funds,
                               Inc.; and Tejas Gas Corporation.
Bill D. St. John (63)         Vice Chairman of the Company since March 1992; Chief             1984
                               Financial Officer since October 1993; Executive Vice
                               President - Administration of the Company, November 1982 -
                               March 1992.

                                                                                            YEAR FIRST
                                      BUSINESS EXPERIENCE DURING PAST 5 YEARS AND            ELECTED
         NAME (AGE)                                OTHER INFORMATION                         DIRECTOR
- ----------------------------  ------------------------------------------------------------  ----------
Richard W. Vieser (67)        Chairman of the Board, President and Chief Executive             1989
                               Officer, FL Industries, Inc., electrical equipment and high efficiency industrial and commercial heating and cooling
                               equipment, Livingston, New Jersey, June 1985 until
                               retirement November 1989; Chairman of the Board, President and Chief Executive Officer, Lear Siegler, Inc.,
                               Livingston, New Jersey, March 1987 until retirement
                               November 1989; Chairman and Chief Executive Officer, FL
                               Aerospace Corp., Livingston, New Jersey, September 1986
                               until retirement November 1989. Director, Ceridian
                               Corporation (formerly Control Data Corporation); INDRESCO
                               Inc.; Sybron International; and Varian Associates, Inc.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

    The Company has standing Audit and Finance, Executive Compensation, Executive and Nominating Committees of the Board of Directors. The Audit and Finance Committee consists of Messrs. Fulgham (Chairman), Casey, Eagleburger, Gavin, Hunt, Martin, Olmer, Precourt, and Vieser. The functions of the Committee, which held two meetings during fiscal 1994, are to recommend to the Board of Directors independent accountants, whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed, and review and approve the scope of the annual audit activities of the independent accountants and the Company's internal accountants.

    The Executive Compensation Committee is composed of Messrs. Casey (Chairman), Eagleburger, Fulgham, Gavin, Hunt, Martin, Olmer, Precourt and Vieser. The Committee, which held four meetings during fiscal 1994, and acted on one occasion by unanimous written consent, reviews and recommends to the Board salaries of officers, reviews the key employees of the Company and recommends to the Board those to be granted options and related restricted incentive stock awards under the Company's 1992 Stock Compensation Plan and administers the Company's Stock Compensation, Stock Option and Restricted Incentive Stock Plans, the Deferred Compensation Plans, the Performance Stock Unit Plan for officers and headquarters staff, the Incentive Stock Unit Plan for operating unit executives, the Incentive Compensation Plan for Officers and Headquarters Staff of the Company and the Long Term Performance and Annual Incentive Plans for Selected Employees of The M. W. Kellogg Company.

    The Executive Committee, consisting of Messrs. Murphy (Chairman), Bradford, Fulgham, Hunt and St. John, exercises, during the intervals between meetings of the Board of Directors, all powers, except to the extent limited by law, of the Board of Directors. The Executive Committee acted on one occasion by unanimous written consent during fiscal 1994.

    The Nominating Committee, consisting of Messrs. Hunt (Chairman), Casey, Fulgham, Olmer, Gavin, and (as a non-voting member) Murphy, searches for and recommends candidates for election as a Director. It will also consider nominees recommended by shareholders for election as Director. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company. The Nominating Committee held one meeting during fiscal 1994.

    During fiscal 1994, there were nine meetings of the Board of Directors. Attendance at the Board and Committee meetings averaged approximately 91% in 1994, and each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board and of any Committee of which he is a member except Mr. Eagleburger. A Director who is an employee of the Company receives no fees or remuneration, as such, for services as a member of the Board of Directors or any Committee of the Board. During fiscal 1994, each Director of the Company who was not an employee received an annual retainer equal to $28,000 for Board membership, plus $2,500 for each Committee membership, plus $1,000 for service as Chairman of a Committee, plus $1,250 for each day on which one or more meetings of the Board of Directors or any Committee thereof was attended. A fee of $350 was paid for meetings attended by telephone conference. In addition, each non-employee Director may be paid a fee of $1,000 for each day on which he is engaged in Company business, other than attendance at meetings of the Board of Directors or any Committee thereof, at the request of the Chairman of the Board. Directors may elect to defer payment of all or a portion of the foregoing fees through a deferred cash or common stock equivalence account.

    In addition, the Company's 1989 Director Retirement Plan provides shares of the Company's Common Stock in lieu of retirement benefits to members of the Company's Board of Directors who are not also employees. Awards under the Plan consist of grants of shares of the Company's Common Stock in August of each odd-numbered year approximately equal in value to 60% of the annual retainer payable for services as a Director at the end of the period for which the award is made. The Plan was amended in July 1993 to allow Directors to elect to defer awards otherwise payable under the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the merger of BCD Acquisition Corporation, a wholly-owned subsidiary of the company, with Baroid Corporation, Mr. Martin received $1,290,000 from Baroid under an advisory agreement among Baroid, Mr. Martin and other Baroid executives, for services in connection with the merger; and, pursuant to a severance agreement, $1,300,000 in cash, shares of Baroid valued at approximately $616,000 in exchange for the difference in value between the exercise price of Mr. Martin's unvested Baroid stock options and the January 20, 1994, average of the highest and lowest sales prices of Baroid Common Stock; and certain other payments and a continuation of other benefits valued at approximately $347,000 upon termination of his employment from Baroid. If any amount paid to Mr. Martin under the advisory agreement subjects him to federal income tax in respect of such amount, Baroid has agreed to provide a commercially reasonable defense to Mr. Martin and to indemnify him for up to 70% of the excise tax, interest and penalties, plus any federal income or excise taxes imposed because of the indemnification.

    Baroid has outstanding approximately $6.2 million and $9 million in letters of credit under a bank facility which was established in connection with certain insurance relationships of NL Industries, Inc. ("NL"), of which Mr. Martin is a director and executive officer, and Tremont, respectively. NL and Tremont are obligated to indemnify Dresser for any losses or expenses in respect of these letters of credit.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1994 members of the Executive Compensation Committee of the Company were Messrs. Casey (Chairman), Eagleburger, Fulgham, Gavin, Hunt, Olmer, Pye and Vieser. Mr. Olmer is a partner in the law firm of Paul, Weiss, Rifkind, Wharton and Garrison, one of a number of firms which the Company engaged in the past year for various legal services.

             APPROVAL OF AMENDMENTS TO THE DRESSER INDUSTRIES, INC.
                1992 STOCK COMPENSATION PLAN (PROXY ITEM NO. 2)

    At the Annual Meeting of Shareholders held March 19, 1992 the Dresser Industries, Inc. 1992 Stock Compensation Plan (the "1992 Plan" or the "Plan") was approved by shareholders in order to aid the Company in attracting, retaining and motivating management employees with outstanding ability, competence and potential, and to encourage these employees to hold a proprietary interest in the Company's success. In view of tax legislation which imposes limits on Dresser's ability to deduct employee compensation, the Executive Compensation Committee of the Board of Directors (the "Committee") has reviewed the 1992 Plan and recommends certain amendments thereto be approved by shareholders. In order for certain incentive awards to be deductible by Dresser under the current Internal Revenue Code, they must be paid under a plan like the 1992 Plan, as amended, and described below. Amendments to the Plan are set forth in Exhibit A attached hereto.

    Effective August 1, 1993, Part B, Section 4 was amended to provide that for Restricted Incentive Stock Awards granted on or after August 1, 1993, Restricted Stock would only be issued if at the time of exercise of the underlying Stock Option, the Participant is actively employed by the Company, a Subsidiary or an Affiliated Company and is not disabled. Amendment No. 2 establishes a maximum number of shares with respect to which awards may be granted to any individual during any fiscal year, clarifies circumstances under which the Plan may be amended without shareholder approval, clarifies that the Committee has discretion, but is not obliged, to make awards under the Restricted Incentive Stock Program with respect to grants of Stock Options, adds a provision permitting the pledge of related Option Shares as security for a loan the proceeds of which are used exclusively to fund the exercise of such Option Shares without causing forfeiture of related Restricted Stock, and clarifies that payment of Awards under the Performance Stock Unit Program will be made only upon certification by the Committee of the attainment of the Objective. The full text of Amendments No. 1 and 2 is annexed hereto as Exhibit A and should be referred to for a complete description of their provisions. The Committee and the Board of Directors recommend that the shareholders ratify the adoption of Amendment No. 1 and approve the adoption of Amendment No. 2 to the 1992 Plan.

    The affirmative vote of the holders of a majority of shares of Dresser Common Stock, present in person or by proxy, voted at the meeting is required for ratification and approval of the amendments.

    Principal features of the 1992 Plan are summarized below, but such summary is qualified in its entirety by reference to the terms of the 1992 Plan, as amended.

    The 1992 Plan is comprised of Stock Option, Restricted Incentive Stock and Performance Stock Unit Programs. The maximum number of shares of Common Stock of the Company that may be awarded under the 1992 Plan is 10 million shares (subject to adjustment as provided in the 1992 Plan). Currently, 7,999,376 shares remain available for awards under the 1992 Plan.

AMENDMENT OR TERMINATION

    Unless the shareholders of the Company shall have first approved thereof, no amendment of the 1992 Plan shall be effective which would increase the maximum number of shares of Dresser Common Stock which may be delivered under the Plan or to any one individual, except to the extent specifically provided for certain changes in corporate structure, extend the maximum period during which awards may be granted under the Plan, change the Objective pursuant to which Performance Stock Units are earned, modify the requirements as to eligibility for participation in the 1992 Plan, or if shareholder approval is required to exempt transactions under the Plan from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

ELIGIBILITY

    Officers and key employees of the Company and its present and future Subsidiaries are eligible to receive awards in the Stock Option Program and the Performance Stock Unit Program. Participation in the Restricted Incentive Stock Program is limited to officers elected by the Board of Directors of the Company. Because the number of officers and key employees may change over time, it is impossible to determine the number of persons who will be eligible for awards under the 1992 Plan during its term. However, 12 current executive officers and 44 key employees have been granted awards under the Plan since its inception. Future awards will be made under the Plan if approved by the shareholders.

AWARD MAXIMUM

    No participant may receive Awards with respect to more than 500,000 shares under the 1992 Plan in any calendar year.

ADMINISTRATION

    The Committee, none of the members of which are eligible to participate in any of the Programs, selects the employees to participate in the Programs and the awards to be granted to each. The Committee is authorized to interpret, amend and rescind all rules and regulations relating to the Programs, and take all actions necessary to administer the Programs.

THE STOCK OPTION PROGRAM

PARTICIPATION

    The 1992 Plan provides for the issuance of Nonqualified Options, Phantom Options and Incentive Stock Options (all as defined in the Program), as well as tandem combinations. Any option may be granted separately or in combination with one or more other options, such that the exercise of one option in the combination results in the surrender of corresponding rights to the other related option or options in the combination.

OPTION PRICE

    The option price will be as recommended by the Committee, but not less than 100% of the Fair Market Value (as defined in the Program) on the date the option is granted. Stock purchased upon the exercise of an Incentive Stock Option or a Nonqualified Option must be paid for in full at the time of exercise either (1) in cash, or (2) by the surrender to the Company at Fair Market

Value of shares of Common Stock owned by the Employee (other than shares subject to restrictions that have not lapsed), or (3) by any combination of cash and surrendered stock, as the Employee may elect.

TERMS OF OPTIONS

    No Option shall be exercisable after the expiration of ten years from the Option Date (or other period as may be provided under the section of the Internal Revenue Code that deals with incentive stock options). No Incentive Stock Option may be granted under this Plan more than ten years after March 19, 1992, the date of approval of this Plan by the shareholders (or other period as may be provided under the section of the Internal Revenue Code that deals with incentive stock options).

FEDERAL TAX CONSEQUENCES

    An optionee will realize no taxable income at the time a stock option is granted under the 1992 Plan.

    With regard to Incentive Stock Options, no income will be recognized by an optionee upon transfer to the optionee of shares pursuant to exercise of an Incentive Stock Option. In order to receive this tax benefit, the optionee must make no disposition of the shares so received before he or she has held such shares for at least one year and at least two years have passed since the option was granted. Assuming compliance with this and other applicable tax provisions, an optionee will realize long-term capital gain or loss upon disposition of the shares, measured by the difference between the Option Price and the amount received for the shares at the time of disposition. If the optionee disposes of shares acquired by exercise of the option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of:

    (a) Fair Market Value on the date the option was exercised, or
    (b) the amount realized upon such disposition,

exceeds the Option Price. Any amount realized in excess of Fair Market Value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the Option Price, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares.

    With regard to Nonqualified Options, ordinary income will be realized by the optionee at the time of exercise of an option. The amount of income will be equal to the difference between the Option Price and the Fair Market Value of the shares on the date of exercise. Tax withholding is required on such income. When an optionee disposes of shares acquired upon the exercise of the option, any amount received in excess of the Fair Market Value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the Fair Market Value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares.

    Ordinary income will be realized by the recipient of a Phantom Option at the time shares are transferred or cash is paid pursuant to exercise thereof. The amount of such income will be equal to the cash received or the Fair Market Value of such shares on the exercise date (including any amounts withheld for taxes as required by law).

    No deduction will be allowed by the Company for Federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income. The Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the employee is considered to have realized ordinary income in connection with the exercise of a Nonqualified Option or a Phantom Option.

    The opinions above are based upon present Federal income tax laws, and thus are subject to change when laws change.

THE RESTRICTED INCENTIVE STOCK PROGRAM

GRANTS

    Eligible employees will be notified of any Restricted Incentive Stock ("RIS") Award. On the date an underlying Stock Option is exercised, if the eligible employee accepts the restrictions imposed on the Restricted Stock, the Company will issue one share of Restricted Stock for each five Option Shares exercised. From the date Restricted Stock is issued, the eligible employee shall have absolute ownership of such Restricted Stock, including the right to vote and receive dividends, subject to terms of the Program.

RESTRICTIONS

    Restricted Stock issued to a Participant may not be sold or otherwise transferred for three years from the date of its issue. If related Option Shares are sold, pledged (except as specifically permitted) or otherwise transferred prior to the third anniversary of issuance of the Restricted Stock or a Participant's employment with the Company or any subsidiary or any joint venture in which the Company has a substantial equity interest terminates, except by reason of death, disability, or approved retirement, Restricted Stock shall be immediately returned to the Company, and all rights of the Participant to those shares shall immediately terminate.

CHANGE IN CONTROL

    In the event of a change in control of the Company, as defined in the Program, all restrictions imposed on outstanding Restricted Stock shall immediately lapse if the related Option Shares have not been sold, pledged (except as specifically permitted) or otherwise transferred prior to such change in control.

FEDERAL TAX CONSEQUENCES

    A participant will recognize ordinary income equal to the Fair Market Value of the Restricted Stock at the time the restrictions lapse unless the Participant elects under the Internal Revenue Code of 1986, as amended, to report as ordinary income the Fair Market Value of the Restricted Stock on the date of issue. The Company may deduct the amount of income that is includable in the employee's compensation subject, if applicable, to the limitation on deduction of compensation other than that which is performance-based. Such income is subject to withholding by the employer.

THE PERFORMANCE STOCK UNIT PROGRAM

AWARDS

    Each Award of Stock Units covers an Award Cycle of four consecutive fiscal years of the Company beginning November 1 of each odd-numbered year. Under current proposed regulations, no Awards under the program can be made after March 16, 2000 unless the Plan is again approved by shareholders.

PERFORMANCE MEASURES

    The Committee will establish an Objective on which payment of Awards is conditioned at the time Awards are made. The Objective will be based on average annual return on investment, earnings per share, earnings before taxes or other criterion or combination thereof. No payment will be made if the Objective is not met.

PAYMENT

    Following the end of an Award Cycle, the Committee will certify whether the Objective was met for such Award Cycle and will determine whether any payment of such Awards will be in cash or stock or some combination of cash and stock. If paid in cash, the Award is computed by multiplying the number of Stock Units awarded by the lesser of: (1) the average of the daily closing prices of the Company's Common Stock on the New York Stock Exchange (the "closing price") for the first month of December falling in that Award Cycle, or (2) the closing price for the month of October at the end of the Award Cycle. If paid in shares of the Company's Common Stock, the number of such shares will be determined by dividing the cash award as provided above by the average of the closing price for the month of December following the Award Cycle. One-half of the Award amount is to be paid on or before January 15 following the end of the Award Cycle and the remainder is to be paid one year later.

TERMINATION OF EMPLOYMENT

    A Participant's Stock Units relating to an Award Cycle will be forfeited if his or her employment terminates before the end of the Award Cycle either for cause or without the Company's concurrence. If the Participant's employment terminates without cause and with the Company's concurrence, full or partial payment may be made if the Company determines that such payment is in the best interest of the Company. If the Participant's employment terminates because of retirement, death or disability, the Award will be prorated for the portion of the Award Cycle prior to the date of termination of employment.

             APPROVAL OF 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN
                               (PROXY ITEM NO. 3)

    In furtherance of its belief that the continued success of Dresser depends on its ability to attract, retain and motivate key employees, and in view of recent tax legislation which imposes limits on Dresser's ability to deduct employee compensation, the Committee has reviewed Dresser's executive incentive compensation program and recommends that Dresser shareholders approve the 1995 Executive Incentive Compensation Plan (the "1995 EICP" or the "Plan"). In order for payment of certain incentive awards to be deductible by Dresser under the current Internal Revenue Code, they must be paid under a plan like the 1995 EICP. Shareholder approval of the 1995 EICP is necessary to pay the incentive awards contemplated by the Plan.

    The affirmative vote of the holders of a majority of shares of Dresser Common Stock, present in person or by proxy, voted at the meeting is required for adoption of the 1995 EICP.

    The principal features of the 1995 EICP and of the operating guidelines which the Committee has adopted to implement the Plan are described below. The full text of the 1995 EICP is annexed hereto as Exhibit B and should be referred to for a complete description of its provisions.

    GENERALLY. The 1995 EICP provides for officers and key employees of Dresser to be granted annual incentive awards consistent with the objectives and limitations of the Plan. If approved by shareholders, the first awards under the 1995 EICP will be paid for the 1995 fiscal year.

    ADMINISTRATION. The 1995 EICP vests broad powers in the Committee to administer and interpret the Plan. The Committee shall consist of two or more members of Dresser's Board of Directors who are considered outside and disinterested for the purposes of the Internal Revenue Code and the Securities Exchange Act of 1934.

    The Committee's powers include authority, within the limitations set forth in the Plan, to select the persons to be granted awards, to determine the time when awards will be granted, to determine whether objectives and conditions for earning awards have been met, and to determine whether an award or payment of an award should be reduced or eliminated.

    ELIGIBILITY TO RECEIVE AWARDS. Executive officers of Dresser will be granted, and other key employees of Dresser, may at the discretion of the Committee be granted, annual incentive awards under the 1995 EICP. Because the number of executive officers may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the Plan during its term. However, 12 executive officers and 3 other key employees have been granted awards for the 1995 fiscal year, subject to approval of the Plan by shareholders.

    ANNUAL INCENTIVE AWARDS. The amount of annual incentive awards paid to eligible executives under the 1995 EICP will be based upon the achievement by Dresser of specified return on equity targets which have been established in advance by the Committee. No payment will be made if the minimum return on equity target is not met. The amount of the award increases if higher return on equity targets are achieved.

    In calculating return on equity for the purpose of certifying that a performance target has been achieved, the Committee will use the Company's reported net after-tax earnings divided by shareholder's equity (13-month average of equity at the end of each month during and the month preceding the fiscal year), both adjusted to reflect accounting principles in effect at the beginning of the fiscal year.

    NEGATIVE DISCRETION. Notwithstanding attainment of a target established for an award under the 1995 EICP, the Committee has the discretion to reduce some or all of an award that would otherwise be paid.

    AWARD MAXIMUM. No participant may receive more than $2.5 million under the 1995 EICP in any calendar year.

    AMENDMENT AND TERMINATION. The Committee may amend or terminate the 1995 EICP so long as such action does not adversely affect any rights or obligations with respect to awards already outstanding under the Plan. Unless the shareholders of Dresser shall have first approved thereof, no amendment of the Plan may increase the maximum amount per year which can be paid to any one participant under the Plan, change the performance goals for the awards or modify the requirements as to eligibility for participation in the Plan. The Committee may amend the Plan operating guidelines from time to time, consistent with the Plan.

    No awards may be made under the 1995 EICP after December 31, 2005.

    FEDERAL TAX CONSEQUENCES. Under the Internal Revenue Code as presently in effect, a grant of an award under the 1995 EICP would have no federal income tax consequence. The payment of the award is taxable to a participant as ordinary income. Amounts taxable to employees under the Plan will be deductible by Dresser as compensation.

    The Board of Directors recommends that shareholders vote FOR approval of this Plan.

    The following table sets forth Awards made under the 1992 Stock Compensation Plan in the last fiscal year and an estimate of the awards which would have been made if the 1995 Executive Incentive Plan had been in effect during the last fiscal year. No awards will be made during fiscal 1995 under the Performance Stock Unit Program since the Award Cycles under the plan begin on November 1 of each odd-numbered year.

                               NEW PLAN BENEFITS

                                                           1992 STOCK COMPENSATION PLAN
                                               ----------------------------------------------------
                                                                  RESTRICTED      PERFORMANCE STOCK
                                                               INCENTIVE STOCK      UNIT PROGRAM
                                               STOCK OPTION        PROGRAM        -----------------   1995 EXECUTIVE
                                                  PROGRAM      ----------------    MAXIMUM DOLLAR     INCENTIVE PLAN
                                               -------------      NUMBER OF           VALUE OF        --------------
                                                 NUMBER OF     RESTRICTED STOCK   PERFORMANCE STOCK    DOLLAR VALUE
              NAME AND POSITION                STOCK OPTIONS        AWARDS            UNITS ($)            ($)
- ---------------------------------------------  -------------   ----------------   -----------------   --------------
J. J. Murphy, Chairman and Chief Executive
 Officer.....................................      22,062            4,412           $  799,990         $  787,200
B. D. St. John, Vice Chairman................           0                0              462,194            428,860
W. E. Bradford, President and Chief Operating
 Officer.....................................           0                0              462,194            434,600
D. C. Vaughn, Senior Vice President --
 Operations, Chairman, President and Chief
 Executive Officer -- The M. W. Kellogg
 Company.....................................           0                0                    0                  0
J. L. Bryan, Senior Vice President --
 Operations..................................           0                0              262,955            246,000
Executive Officer Group......................      91,559           18,311            2,588,083          2,922,700
Non-Executive Director Group.................           0                0                    0                  0
Non-Executive Officer Employee Group.........     264,870            1,560              590,637            293,232

                    SHAREHOLDER PROPOSAL (PROXY ITEM NO. 4)

    A proposal has been submitted by a shareholder with notice of intention to present it for action at the meeting. The name and address and number of shares held by the shareholder submitting the following proposal will be furnished by the Company to any person either orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

    It should  be  noted  that  the DIRECTORS  RECOMMEND  A  VOTE  AGAINST  THIS
PROPOSAL.

SHAREHOLDER PROPOSAL

    WHEREAS, on May 24, 1994, South Africa's newly elected President Nelson Mandela invited his country and its supporters to eradicate apartheid's economic and social legacy, stating:

    "My government's commitment to create a people-centered society of liberty binds us to the pursuit of the goals of freedom from want, freedom from hunger, freedom from deprivation, freedom from ignorance, freedom from fear. These freedoms are fundamental to the guarantee of human dignity. They will therefore constitute part of the centerpiece of what this government will seek to achieve..."

South Africa's apartheid policies left its economy unjust and unproductive:

    - One out of four children is physically and/or mentally stunted as a result of malnutrition;

    - More than seven million people are homeless or inhabit makeshift shanties;

    - The black community's illiteracy and unemployment rates exceed 50%;

    - Black South African's average income is one-tenth of whites;

    - National economic growth declined between 1986 and 1993, to an annual average of less than 1%.

We believe corporations can play a major role in building a productive democratic South African economy. In 1993, the South African Council of Churches
(SACC) issued its Code of Conduct for Business Operating in South Africa, inviting companies to help "reverse this crippling legacy and to improve the economic well-being of all South Africans" by reshaping investments" in the image of an equitable, democratic and life-enhancing society."

This  ethical  framework grew  out of  work with  the African  National Congress
(ANC), Coalition of South African Trade Unions (COSATU), and numerous other political, community, business and international organizations.

The SACC Code encourages business to play a constructive and creative role in partnership with employees, communities and other members of society to lay the economic foundations for a stable and prosperous South Africa. Its planks call for equal opportunity, training and education to increase productive capacities, protection of workers' rights, a safe and healthy workplace, job creation, social responsibility programs developed in consultation with communities affected, disclosure of product hazards to consumers, environmentally sound products and practices, support for black-owned businesses, and disclosure of information needed to monitor Code implementation.

Many U.S. companies have pledged to do their South African business in the spirit of this code, stating that their current practices and commitment to good corporate citizenship are already consistent with the Code.

We believe it is in our company's best interest to invest responsibly in South Africa, whose gross domestic product of approximately $100 billion is 80% that of Southern Africa, and half that of the African continent. In our view adherence to the SACC Code will help stabilize our company's investment environment, improve its standing in its South African communities and markets, and prepare it to meet requirements the new government may legislate.

THEREFORE, shareholders request the Board of Directors:

1. to commit to uphold the Code of Conduct for Business Operating in South Africa as it does business in that country and

2.  report to shareholders on its implementation.

                  STATEMENT BY DIRECTORS AGAINST THE PROPOSAL

    This resolution would require the Company to commit itself to uphold the "Code of Conduct for Businesses Operating in South Africa" that was promulgated on June 30, 1993 by the South African Council of Churches. That code covers nine areas of corporate activity, including equal opportunity, labor relations, community relations, affirmative action and consumer and environmental policies. Companies doing business in South Africa are encouraged to operate in a manner consistent with the code. This resolution would also require the Company to report on its implementation of the code.

    While your Board of Directors is dedicated to supporting the political and economic reforms of the Mandela government, it recommends a vote AGAINST this proposal because it may be contrary to that objective. For the following four specific reasons, shareholders should decline to impose these two new requirements on the Company:

    First, the code was promulgated in 1993 as an interim measure, one that would be superseded by the laws and policies enacted and adopted by a democratic South African government elected freely by all South Africans. In the opinion of your Directors, the introduction itself makes this point clear, when it states, in relevant part: "While these standards are also expected to inform the policies of a democratically-elected government, IN THE INTERIM, they are designed to apply to companies operating, in South Africa." [emphasis added] It is the opinion of your

Directors that the South African Council of Churches intended that the code, which was issued on June 30, 1993, would serve as a standard from the date of issuance until South Africa's first universal-franchise election. That election took place in April 1994.

    Second, South Africa's first democratically-elected government has enacted laws and established policies already in the areas covered by the code. That government, in the exercise of its sovereignty, will continue to do so. Dresser is obligated to obey the laws of each country, including South Africa, in which the Company operates. Whereas the legal obligations of the Company in South Africa may change as that country's laws change, the code is static. Conflicts between South Africa law and the code could arise. The Company cannot, therefore, commit itself to upholding this code since that commitment could require the company to violate South African law.

    Third, the report that would be required by the resolution is inconsistent with the policy of the South African Council of Churches, the entity that issued the code. On November 30, 1994, the South African Council of Churches issued a document entitled "Memorandum on the Implementation of the SACC Code of Conduct for Business," which states, in relevant part, that companies' expression of support for the code "...in no way be construed to be a 'subscription' to the code or a contractual commitment to report on compliance with any of the aspects of the code."

    Fourth, the reporting requirement imposed by this resolution is contrary to the Company's and its shareholders' interests. Such a report, in order to be at all meaningful, would require public disclosure of proprietary information. In the judgment of your directors, it is in the Company's best business interests that such information be kept confidential. Any report of the type required by this proposal that omitted proprietary information would be, at best, meaningless, and misleading to the Company's shareholders, the press, potential investors, and to the public.

    Your Directors are of the opinion that the commitment to uphold the South African Council of Churches' Code of Conduct for Business Operating in South Africa and the reporting about it that are required by this resolution would be harmful to the interests of the Company and its shareholders. This resolution should, therefore, be rejected.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

    The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and voting on this proposal is required for the adoption of the Shareholder Proposal.

Abstentions and broker non-votes will not be tabulated as negative votes on the proposal, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the shareholders meeting.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matter to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                     INFORMATION ON INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has unanimously reappointed the firm of Price Waterhouse as independent accountants for the 1995 fiscal year. A representative of Price Waterhouse will be present at the Annual Meeting to answer appropriate questions from the shareholders and will be afforded an opportunity to make any statement on behalf of Price Waterhouse that he may desire.

              OTHER INFORMATION FURNISHED PURSUANT TO REGULATIONS
                     OF SECURITIES AND EXCHANGE COMMISSION
                            EXPENSE OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses in forwarding proxies and proxy material to the beneficial owners. Solicitations may further be made by officers and regular employees of the Company, without additional compensation, by use of the mails, telephone, telegraph or by personal calls. The Company has retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation at a cost of $10,000 (plus reasonable out-of-pocket expenses).

                             SHAREHOLDER PROPOSALS

    Shareholder proposals for the 1996 Annual Meeting of Shareholders of the Company must be received no later than October 9, 1995, at the Company's principal executive office, 2001 Ross Avenue, Dallas, Texas 75201, directed to the attention of the Secretary.

                             EXECUTIVE COMPENSATION
         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Executive Compensation Committee of the Board of Directors. The Committee is comprised of nine independent, nonemployee directors. The Committee is committed to a strong, positive link between business, performance, and strategic goals, and compensation and benefit programs.

OVERALL EXECUTIVE COMPENSATION POLICY

    Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

    - Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

    - Directly relating compensation to both Company and individual performance.

    - Ensuring   compensation  levels   that  are   externally  competitive  and
      internally equitable.

    - Encouraging executive stock ownership to enhance a mutuality of interest with other shareholders.

    During 1994, an independent compensation and benefits consulting firm evaluated the competitiveness of the executives' total compensation. The Executive Compensation Committee reviewed the results of that study with the consultant. The consultant's results confirmed the stated compensation policy.

    The Committee considers all elements of compensation when determining individual components of pay. The Committee relies in part on recommendations from the Chairman, Chief Executive Officer, regarding compensation levels for executive officers excluding himself. Following is a description of the elements of Dresser executive compensation and how each relates to the objectives and policy outlined above.

BASE SALARY

    The  Committee  reviews  each   executive  officer's  salary  annually.   In
determining appropriate salary levels, we consider level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria.

    By design, we strive to pay executives salaries in line with appropriate competitive market levels. In defining the competitive market, we include companies in the energy services industry as well as major equipment producers with an average size comparable to the Company. These companies are representative of those with whom the Company competes for executive talent, and as such are a broader group of companies than those comprising the S & P Oil Well Equipment & Services Index included in the Performance Graph. To provide an additional point of reference, the Committee also reviews available survey data on general industry practices. We review the size-adjusted median (50th percentile) of the competitive market, which serves as a reference point in determining base salary levels.

    We believe maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

ANNUAL INCENTIVES

    The annual incentive plan emphasizes a positive link between enhanced shareholder value and incentive compensation. Incentive payments under the plan are based solely on achievement of specified levels of Return on Equity, with a specified threshold level below which no incentives are paid. The Committee believes incentive opportunities are commensurate with the performance required to achieve higher levels of Return on Equity. Target incentive opportunities are not established for each individual executive. Rather, for 1994 incentive opportunities, as an increasing percentage of base salary directly related to the level of Return on Equity, were the same for all executive officers participating in the plan in order to foster a team based approach. For 1994, the level of Return on Equity produced incentive payments amounting to 82% of base salaries.

    Because Return on Equity is used to measure performance, total direct compensation (base salary plus annual incentive) is positively correlated with the performance of the Company. The named executives, as a group, excluding Mr. Murphy whose compensation is discussed later, fall within the median base salary and total direct compensation ranges of the competitive market.

LONG-TERM INCENTIVES

    The Company's long-term compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value, thereby creating a mutuality of interest with shareholders. In furtherance of this objective, the Company awards to its executive officers Performance Stock Units and stock options usually coupled with restricted stock awards. The objective is to provide a competitive total long-term incentive opportunity, utilizing the market survey data previously described.

    STOCK OPTIONS

    Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.

    The Stock Option Program is compatible with shareholder interests and encourages executives to maintain a long term equity interest. In 1993 target stock option grant levels were established subjectively based on assessment of each executive's scope of responsibilities and level within the organization. Previously granted outstanding options were deducted from target grant levels to determine the stock option grants. The initial exercise price of the 1994 grants is the average of the high and low trading prices of the Company's Common Stock on the New York Stock Exchange on the date of grant. The exercise price will increase on each anniversary of the grant date by 6.25% of the option price in effect during the immediately preceding year minus $.60, approximating 30 year Treasury Bond yields (decreased by the Company dividend rate) at time of grant. Such options are exercisable in three equal installments beginning six months after date of grant. To encourage increased equity holdings, the Committee's current guidelines call for stock option awards to be granted each January equal to the number of options exercised in the preceding year if the executive who paid the exercise price in cash continues to hold at least one-half of the shares received. If previously-owned shares are used to pay the exercise price, one hundred percent of the shares must be held to be eligible for such grants. The initial exercise price of such grants will be the average of the high and low trading prices of the Company's Common Stock on the New York Stock Exchange on the date of grant and will increase annually in a manner similar to the original grants. Under terms of the Program, the Committee has full and sole authority to change the guidelines for grant of stock options at any time subject only to the express provisions of the Program.

    RESTRICTED INCENTIVE STOCK AWARDS

    To further encourage executive officers to exercise stock options and hold the stock following exercise, stock option grants to executive officers usually are made in tandem with restricted incentive stock awards. Recipients of Restricted Incentive Stock awards are issued, upon exercise of the related option, one share of restricted stock for every five-option shares exercised which the Committee believes is an appropriate inducement for promoting enhanced equity interest by executives. Provided the related option shares are held on that date, restrictions on Restricted Incentive Stock lapse on the third anniversary of the date of issue or, if earlier, upon termination of employment by reason of death, disability or approved retirement. If the related option shares are sold or otherwise transferred prior to lapse of restrictions, the Restricted Incentive Stock is forfeited.

    PERFORMANCE STOCK UNITS

    This program is intended to reward executives when the Company attains preset goals over a period of four years, thus encouraging and rewarding long term planning and performance. Such awards are made every second year. The objectives for the four-year periods ending October 31, 1995 and 1997 are to achieve, respectively, an average of not less than 12.5% and 15% Return on Equity. Performance Stock Unit Awards are based upon each individual executive's responsibilities and level within the organization. Each unit has a maximum value based on the value of the Company's Common Stock at the beginning of the award cycle. Payment is made only if the objective is met and is correspondingly reduced if the value of the Company's Common Stock is lower at the end than at the beginning of the award cycle. In addition, earned awards are paid in installments, 50% at the end of the cycle and 50% one year later, subject to continued employment, except in cases of death, disability, or approved termination of employment, in an effort to retain executives. For the four-year cycle ended October 31, 1993, the performance criteria was not met, therefore no payment was made.

    In lieu of annual incentive and Performance Stock Unit awards referred to above, one executive officer participates in plans of The M.W. Kellogg Company intended to encourage and reward enhanced net earnings. The annual incentive plan provides for an award directly related to the level of net earnings of M.W. Kellogg as defined by the plan. An additional amount directly related to net earnings is deferred. The deferred award also is in lieu of normal pension plan benefits.

RATIONALE FOR CEO COMPENSATION

    Mr. Murphy has been Chairman and CEO of Dresser since 1983. His compensation package has been designed to encourage short and long-term performance in line with the interests of our shareholders. The majority of his compensation is at risk, in the form of performance bonuses, stock options, restricted stock awards, and performance stock units.

    Mr. Murphy's salary was increased $35,000 to $960,000 effective November 1, 1993, and is in the upper quartile of the competitive market. The factors which the Committee considered in determining Mr. Murphy's base salary for fiscal 1994 were his scope of responsibility, experience and individual performance, a subjective evaluation of overall Company performance, and pay practices of other companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria. The annual incentive paid to Mr. Murphy for fiscal year 1994, determined as explained above, was $787,200 which was equivalent to 82% of his base salary. Mr. Murphy's total direct compensation (base salary plus bonus) is in the upper quartile of the competitive market for fiscal 1994.

    In fiscal 1994, Mr. Murphy was granted options to purchase 22,062 shares of common stock which is equivalent to the number of options exercised during the previous calendar year.

POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction to one million dollars for compensation paid to a person who on the last day of fiscal years beginning on or after January 1, 1994 is either the Chief Executive Officer or among the four most highly compensated officers other than the Chief Executive Officer, except for qualified performance-based compensation. Section 162(m) is applicable to Dresser for the Company's 1995 fiscal year which began November 1, 1994. It is the Committee's intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for federal income tax purposes. If the 1995 Executive Incentive Compensation Plan (see page 15) and the proposed amendments to the 1992 Stock Compensation Plan (see page 9) are approved by shareholders, the Committee believes that, under current tax law, it will have achieved this objective.

                        EXECUTIVE COMPENSATION COMMITTEE

Samuel B. Casey             J. Landis Martin
Lawrence S. Eagleburger     Lionel H. Olmer
Rawles Fulgham              Jay A. Precourt
John Gavin                  Richard W. Vieser
Ray L. Hunt

    The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           SUMMARY COMPENSATION TABLE

    The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company at the end of the last completed fiscal year.

                                                                                      LONG TERM COMPENSATION
                                                                                -----------------------------------
                                                  ANNUAL COMPENSATION
                                           ----------------------------------           AWARDS
                                                                       OTHER    -----------------------    PAYOUTS
                                                                      ANNUAL    RESTRICTED   SECURITIES   ---------
                                                                      COMPEN-     STOCK      UNDERLYING   LONG TERM     ALL OTHER
             NAME AND                                                 SATION      AWARDS      OPTIONS     INCENTIVE      COMPEN-
        PRINCIPAL POSITION           YEAR  SALARY ($)    BONUS ($)    ($)(1)(2)   ($)(3)        (#)        PAYOUTS    SATION ($)(2)
                (A)                  (B)      (C)           (D)         (E)        (F)          (G)          (H)           (I)
- -----------------------------------  ----  ----------   -----------   -------   ----------   ----------   ---------   -------------
John J. Murphy, Chairman and Chief
 Executive Officer                   1994   $961,500    $787,200       $-0-      $37,680       22,062     $    -0-      $-0-
                                     1993    928,000     545,750        -0-       33,663      131,000      272,258       -0-
                                     1992    900,000         -0-                     -0-       28,448      289,369
Bill D. St. John, Vice Chairman      1994    517,500     428,860        -0-       19,745          -0-          -0-       -0-
                                     1993    496,167     376,180        -0-          -0-       53,000      107,668       -0-
                                     1992    452,004         -0-                     -0-       17,973      115,519
William E. Bradford, President and
 Chief Operating Officer             1994    525,000     434,600        -0-       31,938          -0-          -0-       -0-
                                     1993    496,250     378,540        -0-          -0-       13,000          -0-       -0-
                                     1992    426,546     184,000                     -0-       62,075          -0-
Donald C. Vaughn, Senior Vice
 President - Operations,             1994    372,191     517,868(4)     -0-          -0-          -0-          -0-        11(5)
 Chairman, President and Chief       1993    336,739     508,578(4)     -0-          -0-       55,000          -0-        11(5)
 Executive Officer - The M.W.        1992    316,667     437,184(4)                  -0-       10,607          -0-
 Kellogg Company
James L. Bryan, Senior Vice
 President - Operations              1994    295,575     246,000        -0-          -0-          -0-          -0-       -0-
                                     1993    273,208     164,610        -0-          -0-       51,000          -0-       -0-
                                     1992    260,992         -0-                     -0-        9,016          -0-

- ------------------------------
(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2) In accordance with the rules of the Securities and Exchange Commission, information with respect to fiscal year 1992 is omitted.

(3) Since 1989 Restricted Incentive Stock ("RIS") Awards have been coupled with most stock option grants to officers of the Company. Recipients of Restricted Incentive Stock Awards are

     issued,  upon the exercise  of the related option,  one share of Restricted
     Incentive Stock for every five option shares exercised. Provided the related option shares are held on that date, restrictions on Restricted
     Incentive Stock lapse on the third anniversary of the date of issue or, if earlier, upon termination of employment by reason of death, disability or approved retirement. If the related option shares are sold or otherwise transferred prior to lapse of restrictions, the Restricted Incentive Stock is forfeited. Restricted stock awards shown in the table represent
     Restricted Incentive Stock issued upon exercise of related stock options and are valued at the closing price of the Company's unrestricted stock on the New York Stock Exchange on the date of issue. Dividend and voting rights of such stock are the same as all other shares of the Company's outstanding Common Stock. At the end of the last completed fiscal year, the number and value (at the closing price of the Company's unrestricted stock on the New York Stock Exchange on October 31, 1994, the last trading day of the Company's fiscal year) of the aggregate restricted stock holdings of the named individuals were 3,299 ($70,104), 1,320 ($28,050) and 1,400
     ($29,750) for Messrs. Murphy, St. John and Bradford, respectively.

(4)  Includes  $258,934,  $254,289  and  $218,592  for  1994,  1993  and   1992,
     respectively, non-elective deferral under terms of an unfunded plan in lieu of  normal pension benefits which provides  for vesting in one-third of the award on each of the crediting date and the next two anniversaries thereof.
     The plan generally provides for payment of vested benefits in a lump sum or ten equal annual installments following retirement, death or termination of employment. However, the Executive Compensation Committee has discretion to distribute all or a portion of  vested benefits in certain emergencies,  to
     fully   vest  all  benefits  upon  death,  disability  and  termination  of employment other  than  resignation  or  termination  for  cause,  and  all benefits  may be forfeited  under certain circumstances,  all as defined in the plan.

(5)  Company contribution to a defined contribution pension plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows all individual grants of stock options under the Company's 1992 Stock Compensation Plan to the named executive officers of the Company during the fiscal year ended October 31, 1994.

                                                                                                           POTENTIAL
                                                                                                        REALIZABLE VALUE
                                                                                                       AT ASSUMED ANNUAL
                                                              PERCENT OF                                 RATES OF STOCK
                                             NUMBER OF          TOTAL                                  PRICE APPRECIATION
                                             SECURITIES        OPTIONS                                  FOR OPTION TERM
                                             UNDERLYING       GRANTED TO    EXERCISE OR                       (3)
                                              OPTIONS        EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------
                  NAME                    GRANTED (#)(1,2)   FISCAL YEAR     ($/SH)(3)       DATE         5%       10%
                  (A)                           (B)              (C)            (D)          (E)         (F)       (G)
- ----------------------------------------  ----------------   ------------   -----------   ----------   --------  --------
J. J. Murphy............................       7,354             2.2          $22.25      1/19/2004    $103,085  $260,166
                                               7,354             2.2           23.04      1/19/2004      97,270   254,352
                                               7,354             2.2           23.88      1/19/2004      91,093   248,174
B. D. St. John..........................         -0-
W. E. Bradford..........................         -0-
D. C. Vaughn............................         -0-
J. L. Bryan.............................         -0-

- ------------------------------
(1) Stock options are shown at the price and in the sequence they first become exercisable, respectively: July 21, 1994; January 20, 1995; and January 20, 1996. Terms of the Plan allow acceleration of exercisability of stock options and lapse of restrictions on restricted Incentive Stock in circumstances described on page 35. Stock Options granted were coupled with a total of 4,412 Restricted Incentive Stock ("RIS") Awards to Mr. Murphy. Recipients of RIS Awards will be issued, upon the exercise of the related option, one share of restricted stock for every five option shares exercised. Provisions for lapse of restrictions are described in Note 3 to the Summary Compensation Table. Guidelines currently used by the Executive Compensation Committee for grant of subsequent options are described on page 25.

(2) The initial exercise price of $22.25 for the first tranche of options granted in 1994 is the average of the high and low trading prices of the Company's Common Stock prices on the New York Stock Exchange on the date of grant. The exercise price will increase on each anniversary of such date by 6.25% of the option price in effect during the immediate preceding year minus $.60, approximating 30 year Treasury Bond yields (decreased by the Company dividend rate) at time of grant.

(3) As required by rules of the Securities and Exchange Commission ("SEC"), potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the  date of grant to the  end of the option  term
     (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast future appreciation, if any, in the price of the Company's
     Common Stock. The total of all stock options granted to employees, including executive officers, during fiscal 1994 was less than 0.19% of total shares outstanding during the year. Accordingly, the potential realizable value of such options for all optionees under the prescribed assumptions is less than 0.19% of the potential realizable value of all shareholders for the same period under the same assumptions. As an alternative to the assumed potential realizable values stated in Columns
     (f) and (g), SEC rules would permit stating the present value of such options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results.
     Moreover, since stock options granted by the Company are not transferrable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

    The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                                                                NUMBER OF
                                                                                               SECURITIES            VALUE OF
                                                                                               UNDERLYING           UNEXERCISED
                                                                                               UNEXERCISED         IN-THE-MONEY
                                                                                               OPTIONS AT        OPTIONS AT FISCAL
                                                                                           FISCAL YEAR END (#)    YEAR END ($)(1)
                                                    SHARES ACQUIRED                           EXERCISABLE/         EXERCISABLE/
                       NAME                         ON EXERCISE (#)   VALUE REALIZED ($)      UNEXERCISABLE        UNEXERCISABLE
                       (A)                                (B)                (C)                   (D)                  (E)
- --------------------------------------------------  ---------------   ------------------   -------------------   -----------------
J. J. Murphy......................................     14,087(2)           $84,566              154,436/             $317,913/
                                                                                                  81,575               198,870

B. D. St. John....................................      6,900(2)            56,709               63,815/              132,517/
                                                                                                  29,385               207,138

W. E. Bradford....................................      7,000(2)            25,250               55,128/               76,523/
                                                                                                  37,647                58,527

D. C. Vaughn......................................        -0-                  -0-               48,794/              129,349/
                                                                                                  25,913                66,793

J. L. Bryan.......................................        -0-                  -0-               51,833/              119,115/
                                                                                                  23,483                66,603

- ------------------------
(1) Values stated are based on the closing price of $21.25 per share of the Company's Common Stock on the New York Stock Exchange on October 31, 1994, the last trading day of the fiscal year.

(2) Under current guidelines (described on page 25) used by the Company's Executive Compensation Committee for the grant of stock options since 1993, on January 19, 1995, Messrs. Murphy, St. John and Bradford were granted options to purchase 14,087, 6,900, and 7,000 shares of the Company's Common Stock coupled with 2,817, 1,380, and 1,400 RIS Awards, respectively.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

    The following table describes performance stock awards under the Dresser Industries, Inc. 1992 Stock Compensation Plan Performance Stock Unit Program to the named executive officers of Dresser.

                                                               ESTIMATED
                                                            FUTURE PAYOUTS
                                                            UNDER NON- STOCK
                                                             PRICE- BASED
                                           PERFORMANCE OR        PLANS
                                            OTHER PERIOD    ---------------
                                          UNTIL MATURATION  MAXIMUM DOLLAR
NAME                                       OR PAYOUT (1)      AMOUNT (1)
- ----------------------------------------  ----------------  ---------------
J.J. Murphy.............................  October 31, 1997     $799,990

B.D. St. John...........................  October 31, 1997      462,194

W.E. Bradford...........................  Otcober 31, 1997      462,194

J.L. Bryan..............................  October 31, 1997      262,955

- ------------------------
(1) In fiscal 1994, the Executive Compensation Committee awarded contingent Stock Units having the maximum values stated above under the Company's 1992 Stock Compensation Plan for the four year cycle ending October 31, 1997 including 39,550, 22,850, 22,850 and 13,000 to Messrs. Murphy, St. John, Bradford and Bryan, respectively. Such Awards will not be paid unless the Objective upon which payment of the Award is conditioned as established by the Executive Compensation Committee at the time of the Award has been met. If the Objective is met, one half of the Award amount will be paid on or before January 15 following the end of the Award Cycle and the remainder will be paid one year later.

                            DRESSER RETIREMENT PLANS

    The estimated total annual retirement benefits payable under defined benefit pension plans in which Messrs. Murphy, St. John, Bradford and Bryan participate are set forth below. The chart illustrates benefits accrued to October 31, 1994.

                               PENSION PLAN TABLE

                                                       YEARS OF SERVICE
                                     ----------------------------------------------------
REMUNERATION*                           15        20        25         30          35
- -----------------------------------  --------  --------  --------  ----------  ----------
$ 300,000..........................  $ 75,737  $104,570  $133,402  $  162,234  $  191,067
  450,000..........................   115,187   159,020   202,852     246,684     290,517
  600,000..........................   154,637   213,470   272,302     331,134     389,967
  750,000..........................   194,087   267,920   341,752     415,584     489,417
  900,000..........................   233,537   322,370   411,202     500,034     588,867
 1,050,000.........................   272,987   376,820   480,652     584,484     688,317
 1,200,000.........................   312,437   431,270   550,102     668,934     787,767
 1,350,000.........................   351,887   485,720   619,552     753,385     887,217
 1,500,000.........................   391,337   540,170   689,002     837,835     986,667
 1,650,000.........................   430,787   594,620   758,452     922,284   1,086,117
 1,800,000.........................   470,237   649,070   827,902   1,006,734   1,185,567
 1,950,000.........................   509,687   703,520   897,352   1,091,184   1,285,017
 2,100,000.........................   549,137   757,970   966,802   1,175,635   1,384,467

- ------------------------
*As of October 31, 1994, assuming attained age 65.

    Less than 10% of the amounts shown in columns (c) and (d) of the Summary Compensation Table for each of the named individuals (except Mr. Vaughn who is not a participant in the Company's defined benefit plans) is excluded in determining benefits. Years of credited service used in determining benefits for the individuals named in the Summary Compensation Table are as follows: Mr. Murphy 35 years, Mr. St. John 34.16 years, Mr. Bradford 31.25 years, and Mr. Bryan 34 years. Benefits are computed as straight-life annuity amounts which may be paid in various forms. Amounts shown in the preceding Pension Plan Table reflect a deduction for estimated Social Security benefits and are not subject to further deduction for Social Security or other offset amounts.

    The covered compensation, years of credited service and estimated total annual retirement benefits payable to Mr. Vaughn at age 65 under defined benefit pension plans are set forth below. Covered compensation differs more than 10% from amounts shown in columns (c) and (d) of the Summary Compensation Table because the Plans were frozen several years ago.

                               PENSION PLAN TABLE

                                                               30 YEARS
REMUNERATION                                                  OF SERVICE
- ------------------------------------------------------------  ----------
$230,000....................................................     $67,513

    Benefits are computed as a straight-life annuity which may be paid in various forms and is not subject to any deduction for Social Security or other offset amounts.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

    Pursuant to the 1992 Stock Compensation and 1982 Stock Option Plans, in the case of an impending merger, reorganization, or liquidation of the Company, or of a sale of substantially all of its business or property, the Board may at its discretion and without shareholder approval, declare some or all outstanding Options to be immediately exercisable in full (except for required abatements in the case of combinations of Options), without regard for prescribed waiting periods contained in said Options.

    Pursuant to the 1992 Stock Compensation and 1989 Restricted Incentive Stock Plans, in the event of a change in control of the Company without approval of the majority of members of the Board of Directors in office immediately prior to the event, all restrictions on outstanding Restricted Stock shall immediately lapse if the related Option Shares have not been disposed of prior to such change in control.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16 of the Securities and Exchange Act of 1934 requires Directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's equity and derivative securities.

    Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the fiscal 1994 year all filing requirements applicable to its officers and Directors were met except (i) one report on Form 4 of Mr. Pye, reflecting his son's acquisitions of the Company's common stock was filed late, and (ii) three reports of initial ownership, Form 3, were filed late for trusts of which Mr. Hunt, is a trustee. Mr. Hunt had previously reported, although ownership was disclaimed, all of the trusts' transactions and filed the Form 3 as soon as he became aware of the additional reporting requirement.

                               PERFORMANCE GRAPH

    The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

    The graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (as measured by dividing: (i) the sum of: (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and treating as a special dividend the distribution on August 21, 1992 of one share of 25 CENTS par value common stock of INDRESCO Inc. for each five shares of the Company's issued and outstanding Common Stock held of record August 7, 1992 and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by
(ii) the share price at the beginning of the measurement period) with the cumulative total return assuming reinvestment of dividends of (1) the S&P 500 Index and (2) the S&P Oil Well Equipment & Service Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              DRESSER INDUSTRIES INC.      S&P 500 INDEX        OIL WELL EQUIPMENT & SERVICE INDEX
1989                                 100               100                                          100
1990                               91.78             92.52                                       125.15
1991                              108.11            123.51                                       137.71
1992                               110.4            135.81                                       130.35
1993                                 128             156.1                                       137.65
1994                              132.03            162.14                                       136.25

Prepared by Standard & Poor's Compustat, a division of McGraw-Hill, Inc.

    The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                           REBECCA R. MORRIS
                                           VICE PRESIDENT -- CORPORATE COUNSEL
                                            AND SECRETARY

February 6, 1995

                                   EXHIBIT A
                               AMENDMENT NO. 1 TO
                          THE DRESSER INDUSTRIES, INC.
                          1992 STOCK COMPENSATION PLAN

    Effective August 1, 1993, Part B, Section 4 of the Plan, relating to restricted incentive stock, is amended by restating the introductory paragraph and subsection (a) thereof as follows:

    "The Committee shall grant Restricted Incentive Stock Awards to Eligible Employees with respect to nonqualified stock options or incentive stock options granted to them by the Company under Part A. Stock Option Program of the Plan ("Stock Options"). From the date of such grant the Eligible Employee shall be a Participant. Each grant of a Restricted Incentive Stock Award shall entitle the Participant to receive, for every five shares of such nonqualified or incentive stock options granted to such Participant, one share of Stock upon exercise of the underlying nonqualified or incentive stock options. As to Restricted Incentive Stock Awards granted on or after August 1, 1993, related Restricted Stock shall be issued only if at the time of exercise such Participant is actively employed by the Company, a Subsidiary or an Affiliated Company and is not Disabled. The Committee shall grant Restricted Incentive Stock Awards to optionees in order to encourage them to hold shares of Stock following exercise of Stock Options. Each Restricted Incentive Stock Award shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee, provided, however, that no Restricted Incentive Stock Award shall be subject to additional terms, conditions and restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth elsewhere in this Program.

    (a) ISSUANCE  OF RESTRICTED  INCENTIVE STOCK.   Restricted  Incentive  Stock
       shall be issued as follows:

        (i) Provided that the Company shall receive written acceptance by the Participant of the Restrictions and other terms and conditions described in the Program on the date of exercise of a Stock Option, and provided that as to Restricted Incentive Stock Awards granted on or after August 1, 1993, the Participant is actively employed on such date of exercise and is not Disabled, a Participant shall be issued, pursuant to a Restricted Incentive Stock Award, one share of Restricted Stock for every five Option Shares.

        (ii) The Company, at the direction of the Committee, shall hold certificates evidencing shares of stock granted pursuant to a Restricted Incentive Stock Award and the related Option shares, or alternatively, deliver the certificates to the Participant."

                               AMENDMENT NO. 2 TO
                          THE DRESSER INDUSTRIES, INC.
                          1992 STOCK COMPENSATION PLAN

1. The following sentences are added to the second paragraph of "Name and General Purpose of Plan."

        "A Participant may be granted multiple awards under the Plan but no individual may be granted during any fiscal year awards which would result in the individual receiving more than 500,000 shares under the Plan. Solely for the purposes of determining whether this maximum is met, a Performance Stock Unit shall be treated as entitling the holder thereof to one share of the Company's common stock."

2. The fourth paragraph of "Name and General Purpose of the Plan" is amended to read as follows:

        "The Plan may be terminated or amended at any time by the Board of Directors of the Company, except as otherwise provided in the Programs that are a part of this Plan, provided, however, that unless the stockholders of the Company shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum number of shares of the Company's common stock which may be delivered under the Plan or to any individual, except to the extent specifically provided herein for certain changes in corporate structure, extend the maximum period during which awards may be granted under the Plan, change the Objective pursuant to which Performance Stock Units are earned, or modify the requirements as to eligibility for participation in the Plan."

3. Part B, Section 4 is amended by restating the introductory paragraph as follows:

        "The Committee may grant Restricted Incentive Stock Awards to Eligible Employees with respect to nonqualified stock options or incentive stock options granted to them by the Company under Part A. Stock Option Program of the Plan ("Stock Options"). From the date of such grant the Eligible Employee shall be a Participant. Each grant of a Restricted Incentive Stock Award shall entitle the Participant to receive, for every five shares of such nonqualified or incentive stock options granted to such Participant, one share of Stock upon exercise of the underlying nonqualified or incentive stock options. As to Restricted Incentive Stock Awards granted on or after August 1, 1993, related Restricted Stock shall be issued only if at the time of exercise such Participant is actively employed by the Company, a Subsidiary or an Affiliated Company and is not Disabled. The Committee shall grant Restricted Incentive Stock Awards to optionees in order to encourage them to hold shares of Stock following exercise of Stock Options. Each Restricted Incentive Stock Award shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee, provided, however, that no Restricted Incentive Stock Award shall be subject to additional terms, conditions and restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth elsewhere in this Program.

    4. Part B, Section 4 is amended by inserting a new subsection (m) as follows:

    (m) PLEDGES  OF RELATED  OPTION  SHARES.   Notwithstanding anything  to  the
       contrary contained in this Section 4, Participants shall be entitled to pledge related Option Shares as security for a loan the proceeds of which are used exclusively to fund the exercise of Option Shares and any such pledge shall be disregarded in construing provisions of this Section.

    5.  Part C, Section 3(a) is restated as follows:

        "Not later than 90 days after the beginning of each even-numbered fiscal year, the Committee will establish the Objective for the Award Cycle beginning with such year and select Officers and key employees to participate in such Award Cycle and the number of Stock Units to be granted to each. The Objective will be a readily determinable goal for performance of the Company over the Award Cycle to be measured at the completion of such Award Cycle (e.g., average annual return on investment, earnings per share, earnings before taxes or other criterion or combination thereof). The Objective may, but need not, be different in amount or character from one Award Cycle to another. The payment of Awards granted under this Program will be made only upon certification by the Committee of the attainment by the Company, over a four year period, of the Objective.

                                   EXHIBIT B

                   1995 EXECUTIVE INCENTIVE COMPENSATION PLAN

1.  PURPOSE.

    The principal purposes of the Dresser Industries, Inc. 1995 Executive Incentive Compensation Plan (the "Plan") are to provide incentives and rewards to officers and key employees of Dresser Industries, Inc. ("Dresser"), who have significant responsibility for the success and growth of Dresser and to assist Dresser in attracting, motivating and retaining key employees on a competitive basis.

2.  ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Executive Compensation Committee of the Board of Directors of Dresser (the "Committee"). The Committee shall be appointed by the Board of Directors and shall consist of two or more outside, disinterested members of the Board.

    The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted awards under the Plan, to determine the time when awards will be granted, to determine whether objectives and conditions for earning awards have been met, to determine whether awards will be paid at the end of the award period or deferred, and determine whether an award or payment of an award should be reduced or eliminated.

    The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Dresser, its shareholders and any person receiving an award under the Plan.

3.  ELIGIBILITY.

    Executive officers of Dresser will be granted awards under the Plan. The Committee, in its discretion, may also grant awards to other key employees.

4.  AWARDS.

    (a) TYPES OF AWARDS. Executive officers of Dresser shall be granted annual incentive awards under this Plan in November of each year, provided, however, that if an individual becomes an executive officer during a year that individual shall be granted an incentive award for that year upon his or her becoming an executive officer. The Committee may, in its discretion, grant annual incentive awards to other key employees.

    (b)  PERFORMANCE TARGETS.   The Committee  has established  return on equity
targets which must be met in order for an award to be earned under this Plan. These targets will not be amended without shareholder approval.

    (c) PAYMENT OF AWARDS. Awards will be payable in cash each year upon certification by the Committee that Dresser achieved the specified performance target for the preceding year. No payment will be made if the minimum return on equity target is not met.

    (d) NEGATIVE DISCRETION. Notwithstanding the attainment by Dresser of the specified return on equity targets, the Committee has the discretion, by participant, to reduce some or all of an award that would be otherwise paid.

    (e) MAXIMUM AWARDS. No participant may receive more than a maximum of $2.5 million under the Plan in any calendar year.

5.  MISCELLANEOUS PROVISIONS.

    (a)  GUIDELINES.    The Committee  shall  adopt  from time  to  time written
policies for its implementation of the Plan.

    (b) WITHHOLDING TAXES.   Dresser  shall have the  right to  deduct from  all
awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards.

    (c) NO RIGHTS TO AWARDS. Except as set forth herein, no employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Dresser or any of its subsidiaries, divisions or affiliates.

    (d)  COSTS AND EXPENSES.   The cost  and expenses of  administering the Plan
shall be borne by Dresser and not charged to any award nor to any employee receiving an award.

    (e)  FUNDING OF  PLAN.   The Plan  shall be  unfunded. Dresser  shall not be
required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

6.  EFFECTIVE DATE, AMENDMENTS AND TERMINATION.

    (a) EFFECTIVE DATE. If approved by Dresser's shareholders, the Plan shall become effective for the 1995 fiscal year.

    (b) AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

    Unless the shareholders of Dresser shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum amount which can be paid to any one participant under the Plan, which would change the specified performance goal for payment of awards or which would modify the requirements as to eligibility for participation in the Plan.

    (c) TERMINATION. No awards shall be made under the Plan after December 31, 2005.

                                                --------------------------------

                                                --------------------------------

                                                 NOTICE OF ANNUAL MEETING
                                                      OF SHAREHOLDERS
                                                        TO BE HELD
                                                      MARCH 16, 1995
                                                            AND
                                                      PROXY STATEMENT

                                                             [LOGO]

                                                    DRESSER INDUSTRIES, INC.
                                                        2001 ROSS AVENUE
                                                      DALLAS, TEXAS 75201

                                                --------------------------------

                                                --------------------------------

                                                            [NOMINEE PROXY CARD]

                            DRESSER INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    JOHN J. MURPHY, BILL D. ST. JOHN AND WILLIAM E. BRADFORD, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of Dresser Industries, Inc., to be held in the Pavilion at Trammell Crow Center, 2001 Ross Ave., Dallas, Texas, on March 16, 1995 at 10:00 a.m., and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the meeting or any adjournment thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

(1)  ELECTION OF DIRECTORS:

     / / FOR all nominees (except as indicated below)       / / WITHHOLD AUTHORITY to vote for all nominees

Nominees: W. Bradford, S. Casey, L. Eagleburger, S. Earle, R. Fulgham, J. Gavin,
R. Hunt, L. Martin, J. Murphy, L. Olmer, J. Precourt, B. St. John and R. Vieser.

To withhold authority for any one or more individual nominees, write that nominee name(s) on the line below.
__________________________________________________

(2)  AMENDMENTS TO THE STOCK COMPENSATION PLAN:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

(3)  THE EXECUTIVE INCENTIVE COMPENSATION PLAN

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                                                          (over)

                            DRESSER INDUSTRIES, INC.

(CONTINUED FROM OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

(4)  SHAREHOLDER PROPOSAL ON SOUTH AFRICA

            / /  FOR            / /  AGAINST            / /  ABSTAIN

THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3, AND "AGAINST" PROPOSAL 4.
                                              DATED _____________________ , 1995
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                          Signature

                                              Please  sign  your   name  as   it
                                              appears   hereon.   Joint   owners
                                              should   each   sign.   Executors,
                                              administrators,   trustees,  etc.,
                                              should give full title as such. If
                                              the  signer   is  a   corporation,
                                              please sign full corporate name by
                                              duly authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                                 [RECORD SHAREHOLDER PROXY CARD]

                            DRESSER INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    JOHN J. MURPHY, BILL D. ST. JOHN AND WILLIAM E. BRADFORD, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of Dresser Industries, Inc., to be held in the Pavilion at Trammell Crow Center, 2001 Ross Ave., Dallas, Texas, on March 16, 1995 at 10:00 a.m., and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the meeting or any adjournment thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.
__________________________________________________
                                              DATED _____________________ , 1995
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                          Signature

                                              Please   sign  your   name  as  it
                                              appears   hereon.   Joint   owners
                                              should   each   sign.   Executors,
                                              administrators,  trustees,   etc.,
                                              should give full title as such. If
                                              the   signer  is   a  corporation,
                                              please sign full corporate name by
                                              duly authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                            DRESSER INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(CONTINUED FROM OTHER SIDE)

THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3, AND "AGAINST" PROPOSAL 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

(1)  ELECTION OF DIRECTORS:

     / / FOR all nominees (except as indicated below)       / / WITHHOLD AUTHORITY to vote for all nominees

Nominees: W. Bradford, S. Casey, L. Eagleburger, S. Earle, R. Fulgham, J. Gavin,
R. Hunt, L. Martin, J. Murphy, L. Olmer, J. Precourt, B. St. John and R. Vieser.

To withhold authority for any one or more individual nominees, write that nominee name(s) on the line below.
__________________________________________________

(2)  AMENDMENTS TO THE STOCK COMPENSATION PLAN:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

(3)  THE EXECUTIVE INCENTIVE COMPENSATION PLAN

            / /  FOR            / /  AGAINST            / /  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

(4)  SHAREHOLDER PROPOSAL ON SOUTH AFRICA

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                   [UNEXCHANGED BAROID SHAREHOLDER PROXY CARD]

                            DRESSER INDUSTRIES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1.   Election of Directors--
     Nominees: W. Bradford, S. Casey, L. Eagleburger, S. Earle, R. Fulgham, J. Gavin, R. Hunt, L. Martin, J. Murphy, L. Olmer, J. Precourt, B. St. John and R. Vieser.

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided)

                    For All
     For  Withheld  Except         nominees(s) written below
     / /    / /      / /
                                   ----------------------------------------


2.   Amendments to the Stock Compensation Plan

     For  Against   Abstain
     / /    / /       / /


3.   The Executive Incentive Compensation Plan

     For  Against   Abstain
     / /    / /       / /


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

4.   Shareholder Proposal on South Africa

     For  Against   Abstain
     / /    / /       / /


THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND "AGAINST" PROPOSAL 4.

                                           Dated  ________________________, 1995


- --------------------------------------------------------------------------------
Signature


- --------------------------------------------------------------------------------
Signature

Please sign as your name or names appear on the reverse side. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

                            DRESSER INDUSTRIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JOHN J. MURPHY, BILL D. ST. JOHN AND WILLIAM E. BRADFORD, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of Dresser Industries, Inc., to be held in the Pavilion at Trammell Crow Center, 2001 Ross Ave., Dallas, Texas. on March 16, 1995 at 10:00 a.m., and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the meeting or any adjournment thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

                                           [NL EMPLOYEE SAVINGS PLAN PROXY CARD]

CONFIDENTIAL PROXY VOTING INSTRUCTION CARD

                            DRESSER INDUSTRIES, INC.
                     VOTING INSTRUCTIONS FOR PROXY SOLICTED
                       ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 16, 1995

THE UNDERSIGNED HEREBY INSTRUCTS MERRILL LYNCH TRUST COMPANY AS TRUSTEE OF THE SAVINGS PLAN FOR EMPLOYEES OF NL INDUSTRIES (THE "PLAN") TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL OF THE SHARES OF COMMON STOCK ("COMMON STOCK") OF DRESSER INDUSTRIES, INC. ("DRESSER") CREDITED TO THE PLAN ACCOUNT OF THE UNDERSIGNED ON JANUARY 27, 1995 AT THE ANNUAL MEETING OF SHAREHOLDERS OF DRESSER TO BE HELD AT THE PAVILION AT TRAMMELL CROW CENTER, 2001 ROSS AVENUE, DALLAS, TEXAS ON THURSDAY, MARCH 16, 1995 AT 10:00 A.M. (LOCAL TIME), AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

YOUR SHARES OF COMMON STOCK, WHEN THIS INSTRUCTION CARD IS PROPERLY EXECUTED AND TIMELY RECEIVED BY THE TRUSTEE, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, YOUR SHARES WILL NOT BE VOTED BY THE TRUSTEE.




                   Please fold at perforation before detaching
- --------------------------------------------------------------------------------

                                                                                  Please mark your choices /X/ in blue or black ink.
- ------------------------------------------------------------------------------------------------------------------------------------
This proxy will be voted as you direct; in the absence of such direction,              / /FOR all nominees       / /WITHHOLD
it will not be voted by the Trustee.                                                      listed below              AUTHORITY
                                                                                          (except as marked to      to vote for all
The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.                      the contrary below)       nominees listed
                                                                                                                    below.
1.  ELECTION OF DIRECTORS:
    Nominees: W. Bradford, S. Casey, L. Eagleburger, S. Earle, R. Fulgham,
    J. Gavin, R. Hunt, I. Martin, J. Murphy, L. Olmer, J. Precourt,
    B. St. John and R. Vieser
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S
    NAME ON THE SPACE PROVIDED BELOW.)

    -----------------------------------------------------------------------------------------------
                                                                                       FOR            AGAINST           ABSTAIN

2.  AMENDMENTS TO THE STOCK COMPENSATION PLAN:                                         / /              / /               / /

3.  THE EXECUTIVE INCENTIVE COMPENSATION PLAN                                          / /              / /               / /
The Board of Directors recommends a vote "AGAINST" Proposal 4.

4.  SHAREHOLDER PROPOSAL ON SOUTH AFRICA.                                              / /              / /               / /

- ------------------------------------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------


- -Signature of Stockholder--------------------- Date ----------


- -Signature of Stockholder--------------------- Date ----------

Please sign as name appears hereon. Joint owners each should sign. When signing as attorney, trustee, administrator,
executor, etc., please indicate your full title as such. If
a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
/ / NL
                              PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

                                       [BAROID EMPLOYEE SAVINGS PLAN PROXY CARD]

CONFIDENTIAL PROXY VOTING INSTRUCTION CARD

                            DRESSER INDUSTRIES, INC.
                     VOTING INSTRUCTIONS FOR PROXY SOLICTED
                       ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 16, 1995

THE UNDERSIGNED HEREBY INSTRUCTS MERRILL LYNCH TRUST COMPANY AS TRUSTEE OF THE SAVINGS PLAN FOR EMPLOYEES OF BAROID CORPORATION (THE "PLAN") TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL OF THE SHARES OF COMMON STOCK ("COMMON STOCK") OF DRESSER INDUSTRIES, INC. ("DRESSER") CREDITED TO THE PLAN ACCOUNT OF THE UNDERSIGNED ON JANUARY 27, 1995 AT THE ANNUAL MEETING OF SHAREHOLDERS OF DRESSER TO BE HELD AT THE PAVILION AT TRAMMELL CROW CENTER, 2001 ROSS AVENUE, DALLAS, TEXAS ON THURSDAY, MARCH 16, 1995 AT 10:00 A.M. (LOCAL TIME), AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

YOUR SHARES OF COMMON STOCK, WHEN THIS INSTRUCTION CARD IS PROPERLY EXECUTED AND TIMELY RECEIVED BY THE TRUSTEE, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSAL 4.



                   Please fold at perforation before detaching
- --------------------------------------------------------------------------------

                                                                                  Please mark your choices /X/ in blue or black ink.
- ------------------------------------------------------------------------------------------------------------------------------------
This proxy will be voted as you direct; in the absence of such direction,              / /FOR all nominees       / /WITHHOLD
it will be voted "FOR" Proposals 1, 2 and 3, and "AGAINST" Proposal 4.                    listed below              AUTHORITY
                                                                                          (except as marked to      to vote for all
The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.                      the contrary below)       nominees listed
                                                                                                                    below.
1.  ELECTION OF DIRECTORS:
    Nominees: W. Bradford, S. Casey, L. Eagleburger, S. Earle, R. Fulgham,
    J. Gavin, R. Hunt, I. Martin, J. Murphy, L. Olmer, J. Precourt,
    B. St. John and R. Vieser
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S
    NAME ON THE SPACE PROVIDED BELOW.)

    -----------------------------------------------------------------------------------------------
                                                                                       FOR            AGAINST           ABSTAIN

2.  AMENDMENTS TO THE STOCK COMPENSATION PLAN:                                         / /              / /               / /

3.  THE EXECUTIVE INCENTIVE COMPENSATION PLAN                                          / /              / /               / /
The Board of Directors recommends a vote "AGAINST" Proposal 4.

4.  SHAREHOLDER PROPOSAL ON SOUTH AFRICA.                                              / /              / /               / /

- ------------------------------------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------


- -Signature of Stockholder--------------------- Date ----------


- -Signature of Stockholder--------------------- Date ----------

Please sign as name appears hereon. Joint owners each should sign. When signing as attorney, trustee, administrator,
executor, etc., please indicate your full title as such. If
a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
/ / BAROID
                              PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.